EXHIBIT NO. 15a

                           RNC MUTUAL FUND GROUP, INC.
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                              RNC MONEY MARKET FUND
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                           SHAREHOLDER RULE 12b-1 PLAN
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          (AS AMENDED AND REAPPROVED -- EFFECTIVE AS OF JULY 24, 1997)


         1. Services. Under this Shareholder Rule 12b-1 Plan (the "Plan"), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, (the "1940 Act"), First Fund Distributors, Inc. (the "Shareholder Servicing Agent" or "First Fund") shall provide the following shareholder services for the existing and future shareholders of RNC Money Market Fund (the "Fund"), a series of RNC Mutual Fund Group, Inc. (the "Group"):

                  (a) sending periodic information to service organizations that track investment company information;

                  (b) answering shareholder inquiries regarding account status and history;

                  (c) collecting information from shareholders regarding changes in options and account designation and addresses and transmitting the same to the Group's transfer agent;

                  (d) collecting the same type of information as referred to in subparagraph (c) from independent account executives and brokers and transmitting it to the Group's transfer agent;

                  (e) supplying other information to the Group's transfer agent so that the transfer agent can properly maintain account records;

                  (f)   providing   facilities,   equipment   and  personnel  in
         connection with the provision of other services described herein; and

                  (g) performing such additional shareholder services as may be agreed upon between the Group and the Shareholder Servicing Agent, which shall be approved in accordance with the 1940 Act, provided that any such additional shareholder service must constitute a permissible non-banking activity in accordance with the then current regulations of, and interpretations thereof, by the Board of Governors of the Federal Reserve system.
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         2. Shareholder Rule 12b-1 Plan Fee. In consideration  for the foregoing services, the Fund shall reimburse the Shareholder Servicing Agent for the actual expenses incurred by the shareholder servicing Agent in providing the foregoing services up to a maximum annual rate equal to 0.25% of the Fund's average daily net assets, accrued daily and payable monthly.

         3. Reimbursement. All shareholder services expenses shall be submitted for reimbursement promptly and must be submitted for reimbursement in the same fiscal year of the Fund in which such expenses were incurred or, in the case of expenses incurred close to the end of the Fund's fiscal year, in the next fiscal quarter of the Fund after such expenses have been incurred.

         4. Sub-Agents. The Shareholder Servicing Agent may retain other sub-agents to perform certain shareholder servicing functions with respect to specific shareholder accounts and may compensate them for performing such services. Such expenses shall be deemed incurred by the Shareholder Servicing
Agent to the extent they are reimbursed therefor by the Shareholder Servicing Agent. Such sub-agents shall not be entitled to seek additional or direct compensation from the Fund. The form of agreement governing the provision of such services by sub-agents shall be substantially in the form of the agreement attached hereto as Schedule A.

         5. Term. This Plan, which initially took effect on January l, 1991, and was amended and reapproved on December 5, 1997 for the period January 1, 1997 through December 31, 1997, is hereby reapproved in its amended form for the period of July 24, 1997 through December 31, 1997, and shall continue in effect indefinitely thereafter so long as its continuance, together with the continuance of any and all agreements now or in the future related to the Plan, are specifically approved at least annually prior to January 1 of each year by a majority of the Board of Directors of the Group including a majority of the Directors who are not "interested persons," as defined in the 1940 Act, of the Group and who have no direct or indirect financial interest in the operation of the Plan, or any agreements related to the Plan, cast in person at a meeting called for the purpose of voting on the Plan and any related agreements. Such meeting of the Board of Directors shall be called specifically for the purpose of, among other things, voting on the Plan.

         6. Quarterly Report. The Directors of the Group shall review on a quarterly basis a written report of the amount of monies reimbursed or reimbursable by the Fund pursuant to the Plan and any related agreements and the purposes for which such reimbursements and the related expenditures were made. Such quarterly report shall be prepared by such persons as are authorized to direct the distribution of monies reimbursed or reimbursable by the Fund pursuant to the Plan and any related agreements.

         7. Designation of Shareholder Servicing Agent. First Fund Distributors, Inc., the principal underwriter for the Group and an affiliate of the Fund's Administrator, is designated as the Shareholder Servicing Agent for purposes of this Plan. First Fund Distributors, Inc. (and any successor Shareholder Servicing Agent) may resign upon sixty (60) days written notice and may be replaced by action of the Group's Board of Directors. In the event that First Fund Distributors, Inc. resigns or is replaced, all legitimate and
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reasonable expenses incurred by First Fund Distributors, Inc. and all legitimate and reasonable obligations created by First Fund Distributors, Inc. pursuant to its appointment under this Plan shall be honored and/or assumed by the successor Shareholder Servicing Agent to the extent (a) the Plan itself continues in effect, and (b) the Board of Directors determines that such expenses and
obligations  were  incurred  in  the  best  interests  of  shareholders,   which
determination shall not be unreasonably withheld.

         8. Termination. This Plan may be terminated at any time by a vote of the majority of the Directors of the Group who are not "interested persons," as defined in the 1940 Act, of the Group and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan or by vote of a majority of the outstanding voting securities of the Fund.

         9. Directors' Review. The Directors of the Group have a duty to request and evaluate, and the Shareholder Servicing Agent agrees to provide upon request by the Group, such information as may be reasonably necessary to make an informed determination of whether the Plan should be implemented or continued. In fulfilling their duties under this Section 8, the Directors should consider and give appropriate weight to all factors pertinent to the continued use of the Fund's assets for the Plan. Minutes describing the factors considered and the basis for the Directors' decision to use the Fund's assets for the Plan must be made and preserved in accordance with this Section 8 and Rule 12b-1 under the 1940 Act.

         10. Approval by the Group. This Plan in its amended form shall not take effect until it has been approved by votes of a majority of both (i) the Directors of the Group; and (ii) those Directors of the Group who are not "interested persons," as defined in the 1940 Act, of the Group and who have no direct or indirect financial interest in the operation of this Plan or any agreement related to the Plan, cast in person at a meeting or meetings called for the purpose of voting on this Plan. The substantive terms of this Plan have been approved by a majority vote of the outstanding voting securities of the Fund, as defined in the 1940 Act.

         11. Amendments. The Plan may not be amended to increase materially the fee paid to the Shareholder Servicing Agent except with the approval of a majority of the outstanding voting securities of the Fund and may not be further amended in any other material respect except with the approval of a majority of the Board of Directors of the Group including a majority of the Directors who are not "interested persons," as defined in the 1940 Act, of the Group cast in person at a meeting called for the purpose of voting on such amendment to the Plan.
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         IN WITNESS  WHEREOF,  the Group has  executed  this Plan,  as  amended, effective as of the 24th day of July, 1997.



                                             RNC MUTUAL FUND GROUP, INC.



                                             By:________________________________
                                                Eric M. Banhazl, President


Attachment:  Schedule A -- Form of Sub-Agent Agreement
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                                                                      SCHEDULE A

                                                               Form of Agreement



                           RNC MUTUAL FUND GROUP, INC.

                              RNC MONEY MARKET FUND

                        ---------------------------------

                 SHAREHOLDER RULE 12b-1 PLAN SUB-AGENT AGREEMENT
                     PURSUANT TO SHAREHOLDER RULE 12b-1 PLAN

                        ---------------------------------


         This Agreement is between First Fund Distributors, Inc. ("First Fund"), and the undersigned Shareholder Rule 12b-1 Plan sub-agent ("Agent").

         1. First Fund has been appointed Shareholder Rule 12b-1 Plan Agent for RNC Money Market Fund (the "Fund") pursuant to a Shareholder Rule 12b-1 Plan (the "Plan") adopted by RNC Mutual Fund Group, Inc. (the "Group") on behalf of the Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Group is a registered investment company. The Fund is a Series of the Group. Agent wishes to provide shareholder services as a sub-agent of First Fund pursuant to the Plan.

         2. Agent hereby agrees to provide the following services with respect to such specific shareholder accounts as First Fund shall designate:

                  (a) answering shareholder inquiries regarding account status and history

                  (b) collecting information from shareholders regarding changes in option and account designation and addresses and transmitting the same to First Fund or to the Fund's transfer agent;

                  (c) supplying other information to First Fund or to the Fund's transfer agent so that the transfer agent can properly maintain account records;

                  (d)   providing   facilities,   equipment   and  personnel  in
         connection with the provision of other services described herein; and

                  (e) performing such additional shareholder services as may be reasonably requested by First Fund.
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         3. For these services,  Agent shall be reimbursed by First Fund for its actual expenses incurred in providing such services, up to a maximum annual rate equal to 0.25% of the average daily net assets of the shareholder accounts being serviced by Agent, payable monthly. In order to receive such payments, Agent must meet such qualifications as are established in the sole discretion of First Fund with respect to the Plan.

         4. Agent, in its capacity as a shareholder servicing sub-agent under this Agreement, is not authorized to make any representation relating to the Fund or engage in any distribution, selling or other activities except those specified herein with respect to shares of the Fund, except that Agent may furnish the Fund's then current Prospectus and Statement of Additional Information to shareholders. Agent shall have no authority to take any action or make any representation binding upon the Fund.

         5. This Agreement is subject to termination, without penalty, by First Fund, which is also the principal underwriter of the Fund, by a majority vote of the disinterested Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund on not more than 60 days' written notice.

         6. This Agreement shall terminate automatically in the event of its assignment, as defined in Section 2(a)(4) of the Investment Company Act of 1940, as amended.



Date:_______________________           FIRST FUND DISTRIBUTORS, INC.



                                       By:______________________________________




Date:_______________________           Agent:___________________________________



                                             By:________________________________


                                             Address:___________________________

                                             ___________________________________
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